AMENDMENT

              to the Risk Premium Reinsurance Agreement between the
                    CENTURY LIFE OF AMERICA of Waverly, Iowa,
                   hereinafter referred to as the "REINSURED,"
                                       and
       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,

         hereinafter referred to as the "LINCOLN," effective September 1, 1983.

    The reinsurance premium for the REINSURED'S Other Insured Rider with issue amounts of $10,000 to $24,999, shall be the REINSURED'S cost of insurance rates, attached hereto, charged the insured per thousand of the net amount at risk times the following percentages and applied to reinsurance under the above-mentioned reinsurance agreement on and after the first day of January, 1986.

                                                       Policy Year
Smoking Status                 Issue Age          1        2-10      11+
--------------                 ---------          -        ----      ---
Nonsmoker                        0-49             0%       68%       83%
                                   50+            0        65        80

Smoker                           0-49             0        85        90
                                   50+            0        65        75

For the REINSURED'S Other Insured Rider with issue amounts greater than $24,999, the reinsurance premium shall be as described in Schedule D, Part IV of the above-mentioned reinsurance agreement.

    It is expressly understood and agreed that the provisions of this amendment shall be subject to all the terms and conditions of the reinsurance agreement of which this amendment is a part which do not conflict with the terms hereof.

Revision No. 7

    IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

CENTURY LIFE OF AMERICA

By /s/ Daniel E. Meylink Sr.          By /s/ James P. Anderson
   -----------------------------         ---------------------------
   Daniel E. Meylink Sr.                 James P. Anderson

    V.P. & Actuary                       Vice President - Legal and Assistant
                                         Secretary

Date  8/1/86                          Date  8/1/86
     ---------------------------           -------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By /s/ Hugh J. McFarland              By /s/ Larsh Rothert
   -----------------------------         ---------------------------
   Hugh J. McFarland                     Larsh Rothert

          Vice President                   Assistant Secretary

Date  8/14/86                         Date  8.12.86
     -------------------------             -------------------------

          OTHER INSURED RIDER GROSS PREMIUM FOR $10,000 - $24,999 BAND
                  FOR ATTAINED AGES 0-35 ANY POLICY YEARS 1-10
                            (ANNUAL RATES PER $1,000)

             ------------------------MALE------------------------      -----------------------FEMALE-----------------------
AGE          GUAR                STANDARD               NONSMOKER      GUAR                STANDARD               NONSMOKER   AGE
 0           4.64                  1.87                   1.87         3.94                  1.67                   1.67       0
 1           1.85                  1.85                   1.85         1.65                  1.65                   1.65       1
 2           1.83                  1.83                   1.83         1.64                  1.64                   1.64       2
 3           1.82                  1.82                   1.82         1.63                  1.63                   1.63       3
 4           1.80                  1.80                   1.80         1.62                  1.62                   1.62       4
 5           1.76                  1.78                   1.78         1.61                  1.61                   1.61       5
 6           1.77                  1.77                   1.77         1.58                  1.58                   1.58       6
 7           1.76                  1.76                   1.76         1.56                  1.56                   1.56       7
 8           1.75                  1.75                   1.75         1.55                  1.55                   1.55       8
 9           1.75                  1.75                   1.75         1.54                  1.54                   1.54       9

10           1.77                  1.77                   1.77         1.55                  1.55                   1.55      10
11           1.80                  1.80                   1.80         1.57                  1.57                   1.57      11
12           1.84                  1.84                   1.84         1.59                  1.59                   1.59      12
13           1.91                  1.91                   1.91         1.63                  1.63                   1.63      13
14           1.99                  1.99                   1.99         1.68                  1.68                   1.68      14
15           2.08                  2.08                   2.08         1.72                  1.72                   1.72      15
16           2.09                  2.09                   2.09         1.73                  1.73                   1.73      16
17           2.09                  2.09                   2.09         1.74                  1.74                   1.74      17
18           2.09                  2.09                   2.09         1.75                  1.75                   1.75      18
19           2.09                  2.09                   2.09         1.76                  1.76                   1.76      19

20           2.09                  2.09                   2.09         1.77                  1.77                   1.77      20
21           2.10                  2.10                   2.09         1.78                  1.78                   1.77      21
22           2.11                  2.11                   2.09         1.79                  1.79                   1.77      22
23           2.13                  2.13                   2.10         1.81                  1.81                   1.78      23
24           2.14                  2.14                   2.10         1.84                  1.82                   1.78      24
25           2.15                  2.15                   2.10         1.87                  1.84                   1.79      25
26           2.17                  2.17                   2.10         1.90                  1.85                   1.79      26
27           2.19                  2.17                   2.10         1.92                  1.87                   1.80      27
28           2.20                  2.20                   2.11         1.93                  1.89                   1.81      28
29           2.22                  2.22                   2.12         1.96                  1.91                   1.82      29

30           2.24                  2.24                   2.13         2.01                  1.93                   1.83      30
31           2.26                  2.26                   2.14         2.05                  1.95                   1.84      31
32           2.29                  2.28                   2.15         2.10                  1.97                   1.85      32
33           2.36                  2.31                   2.16         2.16                  1.99                   1.86      33
34           2.45                  2.34                   2.17         2.22                  2.01                   1.88      34
35           2.58                  2.40                   2.19         2.29                  2.04                   1.91      35

NOTE: OIR RATES FOR AGES ABOVE 35, AMOUNTS OF $25,000 OR MCRE, OR DURATIONS
      ABOVE 10 ARE THE SAME AS THE CORRESPONDING RATES OF THE PRIMARY UA-III COVERAGE.